Exhibit 3.51

ARTICLES OF MERGER

of

HEALTHSOUTH Medical Center, Inc.

(a Delaware corporation)

into

HEALTHSOUTH Medical Center of Alabama, Inc.

(an Alabama corporation)

Pursuant to the provisions of Section 10-2A-146, Code of Alabama (1975), the undersigned domestic and foreign corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

FIRST: The names of the undersigned corporations, the States under the laws of which they are organized, and, in the case of the Alabama corporation, the County in which its Certificate of Incorporation is filed, are:

Name of Corporation	State	County in which Certificate of Incorporation Filed
HEALTHSOUTH Medical Center of Alabama, Inc.	Alabama	Jefferson

HEALTHSOUTH Medical Center, Inc.	Delaware	—

SECOND: The laws of the State under which the foreign corporation is organized permit such merger.

THIRD: The name of the surviving corporation is HEALTHSOUTH Medical Center of Alabama, Inc., and it is to be governed by the laws of the State of Alabama.

FOURTH: The following Plan of Merger was submitted to and approved by the shareholders of the undersigned domestic corporation (“New HMC”) in the manner prescribed by the Alabama Business Corporation Act, and was submitted to and approved by the stockholders of the undersigned foreign corporation (“Old HMC”) in the manner prescribed by the laws of the State under which it is organized:

FIRST. Except as herein specifically set forth, the corporate existence of New HMC, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the merger. The corporate identity and existence of Old HMC, with all the purposes, powers and objects thereof, shall be merged into New HMC, and New HMC shall, as the corporation surviving the merger and with the name HEALTHSOUTH Medical Center of Alabama, Inc., be fully vested therewith, and such surviving corporation shall be governed by the laws of the State of Alabama. The separate existence and corporate organization of Old HMC shall cease as soon as the merger shall become effective as herein provided, and thereupon Old HMC and New HMC shall be a single corporation, HEALTHSOUTH Medical Center of Alabama, Inc. (hereinafter sometimes called the “Surviving Corporation”).

The merger shall become effective on the Effective Date of the Merger following the completion of the following:

(a) The execution of this Plan, adopted and approved as herein set forth, by the President and the Secretary of each of Old HMC and New HMC under the corporate seals thereof and duly acknowledged.

(b) The adoption and approval of this Plan by the stockholders of Old HMC as provided in Section 252 of the General Corporation Law of Delaware.

(c) The certification of such adoption and approval upon this Plan by the Secretary of each of Old HMC and New HMC under the corporate seals thereof.

(d) The filing of this Plan, so adopted, approved, certified and acknowledged, in the office of the Secretary of State of Delaware in accordance with the laws of the State of Delaware.

(e) The submission of this Plan to and approval of this Plan by the shareholders of New HMC as provided in Section 10-2A-142 of the Alabama Business Corporation Act.

(f) The filing of the Articles of Merger in the form required by the provisions of Article V of the Alabama Business Corporation Act in the office of the Secretary of State of Alabama in accordance with the laws of the State of Alabama.

The close of business on the 30th day of December, 1992 is herein referred to as the “Effective Date of the Merger”; provided, however, that the parties hereto may by supplement or amendment fix another specific date subsequent to such date, which date, subject to the provisions of the respective statutes of Delaware and Alabama, shall be the “Effective Date of the Merger.”

SECOND. The Articles of Incorporation of New HMC shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Date of the Merger and until thereafter amended in accordance with the laws of the State of Alabama.

THIRD. The Bylaws of New HMC shall be the Bylaws of the Surviving Corporation from and after the Effective Date of the Merger and until thereafter altered, amended or repealed in accordance with the laws of the State of Alabama, the Articles of Incorporation of New HMC and the said Bylaws.

FOURTH. Upon the Effective Date of the Merger, all persons holding offices of New HMC at the Effective Date of the Merger shall be the officers of the Surviving Corporation in the same capacities and with the same powers, and shall hold office subject to the Bylaws of the Surviving Corporation from the Effective Date of the Merger and for the same term and subject to the same conditions as such offices of New HMC were held immediately prior to the Effective Date of the Merger.

FIFTH. The manner and basis of converting the shares of stock of the respective corporations into the Common Stock of the Surviving Corporation shall be as follows: All outstanding shares of capital stock of Old HMC will be cancelled, and no shares of capital stock of New HMC will be issued or issuable as a result of the merger.

SIXTH. Upon the Effective Date of the Merger, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other chores in action, and all and every other interest of or belonging to or due to each of the corporations so merged or consolidated, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in any of such corporations shall not revert or be in any way impaired by reason of the merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the corporations so merged; and any claim existing or action or proceeding by or against either of such corporations may be prosecuted as if such merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either such corporation shall be impaired by such merger.

If at any time after the Effective Date of the Merger the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other actions are necessary or desirable to vest, perfect or confirm, in the Surviving Corporation, of record or otherwise, the title to any property or rights of Old HMC acquired or to be acquired by reason of, or as a result of, the merger, Old HMC and its duly authorized officers and directors shall execute and deliver all such deeds, assignments and assurances in law and take any and all actions necessary or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this agreement.

SEVENTH. Upon the Effective Date of the Merger, the assets, liabilities, reserves and accounts of each corporation shall be taken up on the books of the Surviving Corporation at the amounts at which they, respectively shall then be carried on the books of said corporations, subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the merger.

EIGHTH. All corporate acts, plans, policies, approvals and authorizations of Old HMC, its stockholders, Board of Directors, committees elected or appointed by the Board of Directors, all officers and agents, which were valid and effective immediately prior to the Effective Date of the Merger shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to Old HMC. The employees and agents of Old HMC shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of Old HMC.

NINTH. There shall be required for the effectiveness of this Plan the adoption and approval thereof by the stockholders of Old HMC.

TENTH. The Surviving Corporation of the merger hereby agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of any constituent corporation in the State of Delaware, as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right any stockholder, as determined in appraisal proceedings pursuant to Section 262 of the General Corporation Law of the State of Delaware; and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any suit or other proceeding, a copy of such process to be mailed to the following address:

William W. Horton Haskell Slaughter Young & Johnston Professional Association 1200 AinSouth/Harbert Plaza 1901 Sixth Avenue North Birmingham, Alabama 35203

ELEVENTH. This Plan and the merger may be terminated and abandoned by resolutions of both the Board of Directors of Old HMC and the Board of Directors of New HMC at any time prior to the Effective Date of the Merger, if circumstances develop which in the opinions of such Boards of Directors make proceeding with the merger inadvisable. In the event of the termination and abandonment of this Plan and the merger pursuant to the provisions of this Article, this Plan shall become void and have no effect, without any liability in respect thereof on the part of either of the corporations or the stockholders or Directors thereof.

TWELFTH. This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

FIFTH: As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such Plan, are as follows:

		ENTITLED TO VOTE AS A CLASS
Name of Corporation	Shares Outstanding	Designation of Class	Number of Shares
HEALTHSOUTH Medical Center of Alabama, Inc. (Alabama)	1,000	Common Stock, par value $.01 per share Common Stock, par	1,000

HEALTHSOUTH Medical Center, Inc. (Delaware)	1,000	Common Stock, par value $.01 per share	1,000

SIXTH: As to each of the undersigned corporations, the total number of shares voted for and against the Plan, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such Plan, respectively, are as follows:

			ENTITLED TO VOTE AS A CLASS
Name of Corporation	Voted For	Voted Against	Class	Voted For	Voted Against
HEALTHSOUTH Medical Center of Alabama, Inc. (Alabama)	1,000	-0-	Common Stock, par value $.01 per share	1,000	-0-

HEALTHSOUTH Medical Center, Inc. (Delaware)	1,000	-0-	Common Stock, par value $.01 per share	1,000	-0-

IN WITNESS WHEREOF, the undersigned have hereunto caused these Articles of Merger to be executed by their respective duly authorized corporate officers as of the 30th day of December, 1992.

HEALTHSOUTH Medical Center, Inc.
(a Delaware corporation)

By:	/s/ Anthony J. Tanner
Anthony J. Tanner
Its Vice President

and	/s/ C. Drew Demaray
C. Drew Demaray
Its Assistant Secretary

HEALTHSOUTH Medical Center of
Alabama, Inc.
(an Alabama corporation)

By:	/s/ Anthony J. Tanner
Anthony J. Tanner
Its Vice President

and	/s/ C. Drew Demaray
C. Drew Demaray
Its Assistant Secretary

STATE OF ALABAMA )

                                         :

JEFFERSON COUNTY )

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that ANTHONY J. TANNER, whose name as Vice President of HEALTHSOUTH Medical Center, Inc., a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

GIVEN under my hand and seal, this 30th day of December, 1992,

[NOTARIAL SEAL]	/s/ Vicki E. Owens
Notary Public

My Commission Expires: 8-11-93

STATE OF ALABAMA )

                                         :

JEFFERSON COUNTY )

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that ANTHONY J. TANNER, whose name as Vice President of HEALTHSOUTH Medical Center of Alabama, Inc., an Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

GIVEN under my hand and seal, this 30TH day of December, 1992.

[NOTARIAL SEAL]	/s/ Vicki E. Owens
Notary Public

My Commission Expires: 8-11-93